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                                                                  EXHIBIT 21.01

                        LIST OF REGISTRANT'S SUBSIDIARIES



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ENTITY                                                    STATE/COUNTRY OF INCORPORATION
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
DOMESTIC

Boston Light Software Corp.                               Massachusetts
Computing Resources, Inc.                                 Nevada
Greenco Subsidiary Corporation                            Delaware
Intuit Insurance Services, Inc.                           Virginia
Intuit Lender Services, Inc.                              Delaware
Intuit Ventures Inc.                                      Delaware
Lacerte Educational Services, Inc.                        Delaware
Lacerte Software Corporation                              Delaware
Quicken Investment Services, Inc.                         Delaware
Quicken Loans Inc.                                        Michigan
SecureTax.com, Inc.                                       Delaware
Title Source, Inc.                                        Michigan
Venture Finance Software Corp.                            Delaware

INTERNATIONAL

Hutchison Avenue Software, an Intuit Company              Canada
Intuit Canada Limited                                     Canada
Intuit K.K.                                               Japan
Intuit Limited                                            United Kingdom
Intuit NS II ULC                                          Canada
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